UNITED STATES

SECURITIES AND EXCHANGECOMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

374Water Inc.
(Name of Registrant as Specified In Its Charter)

________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

374WATER INC.

100 Southcenter Court, Suite 200

Morrisville, NC 27560

SUPPLEMENT TO THE PROXY STATEMENT FILED ON NOVEMBER 3, 2025

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 15, 2025

Dear Stockholder,

On November 3, 2025, 374Water Inc. (the “Company,” “we,” us,” or “our”) filed with the U.S. Securities and Exchange Commission (the “SEC”) its definitive proxy statement on Schedule 14A, including the notice of meeting furnished to stockholders of the Company in connection with the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on December 15, 2025 (the “Proxy Statement”). This supplement, dated December 1, 2025 (this “Supplement”), to the Proxy Statement is being filed with the SEC and made available to stockholders to, among other things, update the Company’s solicitation efforts. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended by this Supplement, all proposals and information in the Proxy Statement remain unchanged and are incorporated herein by reference. From and after the date of this Supplement, any references in the Proxy Statement (and in the section titled “Important Information” below) to the “proxy statement” are to the Proxy Statement as supplemented hereby.

Revised Text of the Proxy Statement

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On page 9 of the Proxy Statement, in the section titled “Questions and Answers About the Meeting,” the paragraph under the heading “Who is soliciting my proxy and paying for the expense of solicitation?” is hereby revised in its entirety to read as follows:

“The proxy for the Special Meeting is being solicited on behalf of our board of directors. In connection with the Special Meeting, we have retained D.F. King & Co., Inc. (“D.F. King”), an independent proxy solicitation and advisory firm, to provide strategic advice and assist in soliciting proxies from certain stockholders on behalf of the Company. D.F. King may solicit proxies by telephone, e-mail or other electronic means of communication or in person. The Company has agreed to pay D.F. King a fee of up to $10,000, plus certain additional fees and expenses, for these services. In addition, the Company has agreed to indemnify D.F. King and certain related persons against certain liabilities relating to or arising out of D.F. King’s performance for these services We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to D.F. King’s assistance in soliciting proxies, we expect that our directors, officers and employees may solicit proxies by mail, e-mail, other electronic means of communication, in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable and documented out-of-pocket expenses. If you choose to access the proxy materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.”

Important Information

The Company has filed the Proxy Statement with the SEC and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for the Special Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Special Meeting, as amended and supplemented by this Supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.

Please note that any proxy card that you requested or that the Company delivered has not changed and may still be used to vote your shares in connection with the Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares by using one of the methods described in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING TO BE HELD ON DECEMBER 15, 2025

This Supplement, the Notice of Special Meeting of Stockholders, the Proxy Statement, and the Form of Proxy Card are available online at www.iproxydirect.com/SCWO (please have the control number found on your Notice of Annual Meeting of Stockholders ready when you visit this website).

374Water Inc.

/s/ Deanna Rene Estes
Name: Deanna Rene Estes
Title: Chairperson of the Board of Directors

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